EXHIBIT 99.1

                                 BLAIR JUNCTION
                      A PEDIMENT HIGH-GRADE LOW-SULFIDATION
                             EPITHERMAL GOLD SYSTEM

                              ESMERALDA COUNTY, NV

                                                                  David A. Wolfe
                                                        Timberwolf Minerals Ltd.
                                                                 1314 Linden St.
                                                            Canon City, CO 81212
                                                                    719-275-2529

SUMMARY & CONCLUSIONS

The Blair Junction Prospect is a covered pediment target located between 4 and 6 miles SW of the Boss Mine, along structural trend with the mine area. The Boss and the Blair Junction area exhibit epithermal silica-adularia-gold systems similar to Gilbert and Midway. The Blair Junction prospect is a discreet anomaly of altered and mineralized float material underlying an area approx. 10,000 ft E-W by 5,000 ft. N-S. Altered, gold-bearing float, as at Midway, is considered to be locally derived from bedrock at depth, with fragments of the mineralized system pushed to the surface by the physical process of Selective Sorting. The projected target beneath bedrock is high-grade silica-adularia-gold veins, with possible adjacent bulk tonnage potential.

LOCATION & LAND STATUS

The Blair Junction prospect straddles St. Hwy. 95 on the pediment south of the Monte Cristo Range, approx. 25 west of Tonopah. The area lies on structural trend with the closed open-pit at the Boss Mine, located 4 miles to the NE. Low-sulfidation, adularia-rich gold systems occur at the Boss Mine, at Gilbert 10 miles due North, and at the Midway deposit, located 35 miles to the ENE.

The Blair Junction epithermal system lies under portions of Sec. 1,2,3,10,11,12,13,14, & 15, T 2 N, R 38 E, and the western edges of Sec. 6,7, &
18, T 2 N, R 38.2 E. In March, 2008, Timberwolf Minerals staked 12 claims
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covering the SE Cor. Sec. 11 and the S portion of Sec. 12, T 2 N, R 38 E. All surrounding ground is open BLM ground. Approximately two miles to the NE, in Sec. 4, 2N, 38.5E, is the western edge of a 4-5 mile square claim block extending northeastward over the Boss Mine, controlled by Seabridge Minerals.

LOGISTICS
GEOLOGY AND STRUCTURE

The Blair Junction prospect is a pediment target covered by at least 60-80 ft. of Quaternary gravels. The prospect area lies southwest of the Boss Mine about 4-6 miles, directly on structural trend, and with projected similar geology, alteration and mineralization. The Boss Mine occurs in a downdropped block or graben of Tertiary volcanics and volcaniclastics, flanked to the north and immediately to the south by uplifted blocks of Ordovician black quartzites, possibly Vinnini. The black quartzites outcrop at Black Rock, just south of the Boss Pit, and extend westward at least a half mile in float and drill cuttings from old RC holes drilled on the pediment west of the Boss Pit. The Black Rock knob sticking out of the pediment assays approx. .02-.03 opt Au and 1-2 opt Ag.

Mapping and discussions with one geologist who reviewed the drill hole data in the late 1980's, suggests that the white tuffs that outcrop NE of the Boss Pit also are found in drill holes between the Pit and Black Rock knob. These units are weakly altered with alteration best characterized at solfataric; hence, it is suspected that post-mineral tuffs overlie portions of the mineralized Tertiary and Ordovician rocks, within the down-dropped graben in the Boss Mine vicinity.

Similar rock units are found in float on the Blair Junction property. Tertiary volcanics and volcaniclastics are predominant. Brecciated fragments of Ordovician black quartzites are found in the southern portion of the zone of altered and mineralized float at Blair Junction. Structure in the Boss Pit area can be projected into the Blair altered zone.

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In the Blair Junction altered zone, large fragments of epithermal silica-adularia altered volcanics occur in a discreet area roughly 10,000 ft. E-W by 5,000 ft. N-S, straddling St. Hwy 95 between the Boss Mine area and the Blair Junction turnoff to Silver Peak. Fragements are coarsest within a half-mile of the highway and dissipate northward up the pediment. Fragements finally disappear altogether and do not re-appear for several miles north across the pediment. When they do appear several miles to the north, the fragments are much finer grained chalcedonic to jasperoidal silica; little to no strong silica-adularia veining is evident. The distribution suggests that the strong silica-adularia-gold material is locally derived.

A similar relationship occurred at the Midway deposit, located 35 miles ENE of the prospect. At Midway, strong epithermal silica-adularia-gold float occurs at the surface, above the high-grade gold veins in bedrock covered by 80-120 ft. of gravel. The mineralized float was known for a long time, but was considered exotic material carried in with the gravels. The first company to drill the anomalous float boulders discovered the high-grade veins at depth.

The field of physics offers an explanation of how the mineralized float occurs at the surface above bedrock covered by 100 ft. of gravels. The process, called Selective Sorting, was first identified by the food industry to explain why the largest potato chips are always at the top of the bag and the smallest pieces are always on the bottom of the bag. Similarly, in a can of mixed nuts the cashews, brazils, and almonds are always on top and the smaller broken pieces of peanut are always on the bottom. As the can or bag is shaken repeatedly in the journey from packaging to market, the vibration causes the smaller pieces to slide down, around, and under the bigger pieces, in effect pushing the bigger pieces to the surface.

In the inter-mountain valleys of the basin & range, R= .5 to 2.5 seismic shocks vibrate the rocks at the rate of tens if not hundreds of minor seismic vibrations per day. Selective Sorting causes the smaller sand grains and tiny

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pebbles to migrate down and under the larger(more silcified) boulders, pushing the boulders upward to the surface.

ALTERATION AND MINERALIZATION

The altered float at Blair is considered to be locally derived, with surface accumulations of boulders of epithermally altered fragments of bedrock created by Selective Sorting. The zone of anomalous epithermal float with gold mineralization underlies an area approx. 10,000 ft E-W by 5,000 ft N-S.

The epithermal alteration is characterized by banded and coxcomb to reticulated silica after carbonate, massive silica-adularia flooding, and late-stage, cross-cutting silica-sulfide breccia veins. Gold values in the 100 ppb to +1.0 ppm range are found throughout the altered area, similar to geochem values in altered float at Midway.

The float fragments are more similar to those found over Midway than around the Boss Mine area. The Boss Mine appears in general to be a more deeply eroded stockwork zone. Or perhaps the high-grade bonanza veins just did not form in that area. The cross-section of the high-grade veins at Midway (below) are similar to the envisioned target at Blair Junction. Note that at Midway, the present topographic basin is to the east, yet the structure down-drops the system toward the hills to the west of the deposit(next page).

Similarly at Blair Junction, the indications are that the mineralized graben extends from the vicinity of the highway northward, not southward in the direction of the current valley bottom. In short, if you take the Midway cross-section, and turn it so that W is N and E is S, the cross-section would represent the visualized cross-section of the potential Blair Junction mineral zone, looking eastward.

At Midway, geophysics was helpful in identifying silicified veins at depth. A report by Alan Branham, Pres. of Midway, which is published in the GSN Guidebook

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#1 to the Walker Lane, 2005, may discuss the geophysics. Otherwise, perhaps the information can be obtained directly from Alan.

The Phase II report outlines an approach based on gravity and CSAMT that is recommended by Jim Wright, Wright Geophysics, who has done the geophysical work on Midway for both Newmont and Midway Gold.


                         [GRAPHIC SHOWING MIDWAY VEINS]




Change West to North and East to South, and the cross-section becomes a fairly accurate approximation of the depth potential beneath the gravel cover and float anomaly on the Blair Junction prospect (looking east).

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